Exhibit 99.1

FedEx shares bold operational transformation plan to secure long-term competitiveness in France

Lyon, January 23, 2026 – FedEx in France has today proposed a significant transformation programme to modernise and simplify its domestic operations in order to secure its long-term competitiveness in France. The proposal, which includes a restructuring of the company’s facility footprint and a confirmed investment of up to €78M in new infrastructure and technology, underscores FedEx’s commitment to France, one of the company’s largest markets in Europe.

The French courier and express transportation market is dominated by a highly competitive and cost-pressurised domestic parcels sector. To strengthen its competitive position in France, FedEx has presented bold plans to redesign its ground operations network, modernise its technology and infrastructure footprint, and align its commercial strategy towards more international growth to and from France. Accordingly, there are no proposed changes to the FedEx international air network, including the Charles De Gaulle hub in Paris, as part of this programme.

The ground operations network redesign will simplify the network and eliminate overlapping infrastructure. As a result, the FedEx station footprint will be scaled down from 103 to 86 stations. In doing so, FedEx may reduce up to 500 operational positions and change working locations and schedules for up to 800 operational team members. Additionally, a potential more than 770 new full-time and part-time operations positions may be created as a result of the operations network redesign and technological enhancements, with affected employees given priority for these roles.

The plan comes with a confirmed investment of up to €78M to upgrade key facilities in the network and deploy state-of-the-art scanning technologies, improving the experience for team members and the service offered to customers. This is a clear demonstration of the commitment to the French market.

FedEx is also modernising its technology landscape, with the roll-out of an innovative new platform to optimise pickup and delivery operations. The platform digitises and unifies systems, modernises scanning processes, and improves service levels through enhanced route optimisation. Already proven in the U.S. to enhance team member and customer experiences, it is making its European debut in France.

In line with its people-focused culture, FedEx will conduct this process with the utmost care and respect and will work closely with social partners to establish fair and appropriate accompanying measures throughout the information and consultation process.

FedEx will pursue the formal consultation process with social partners in accordance with local labour law.

ENDS

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, such as statements relating to FedEx’s, FedEx France, and Federal Express Corporation’s (“FEC”) estimates of pre-tax cash expenditures and savings as a result of the strategic operational restructuring initiatives and the timeline for completion, may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believe,” “expected,” “anticipated,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability of FedEx France and FEC to receive applicable local country works council approvals, the disruption of ongoing business, the ability of FEC to achieve the expected benefits from the operational restructuring initiatives, and other factors which can be found in FedEx’s and FEC’s press releases and FedEx’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. FedEx and FEC do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About FedEx Corp.

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services. With annual revenue of $90 billion, the company offers integrated business solutions utilizing its flexible, efficient, and intelligent global network. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its more than 500,000 employees to remain focused on safety, the highest ethical and professional standards, and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Notes to editors

FedEx Express France refers to the legal entity FedEx Express FR.

For more information, please contact fedex@apcoworldwide.com